UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 18, 2010

HERSHA HOSPITALITY TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-14765	251811499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Hersha Drive
Harrisburg, Pennsylvania 17102
 (Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (717) 236-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On March 19, 2010, Hersha Hospitality Trust, a Maryland real estate investment trust (the “Company”), and Hersha Hospitality Limited Partnership, the Company’s operating partnership (the “Operating Partnership”), entered into an underwriting agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Raymond James & Associates, Inc. and UBS Securities LLC (the “Underwriting Agreement”).  The underwriting agreement contains customary representations, warranties and agreements, conditions to closing, indemnification rights and obligations of the parties and termination provisions.  A copy of the Underwriting Agreement is attached to this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference.

The Underwriting Agreement has been included as an exhibit to this Current Report  to provide potential investors and current holders of the Company’s securities with information regarding the terms of such agreement. The Underwriting Agreement is not intended to provide any other factual information about the Company, the Operating Partnership or any of their respective subsidiaries or affiliates.  The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement, were made as of specific dates and were made solely for the benefit of the parties to the Underwriting Agreement.  The representations, warranties and covenants contained in the Underwriting Agreement may be subject to limitations agreed upon by the contracting parties and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to potential investors and current holders of the Company’s securities. Investors should not rely on the representations, warranties and covenants contained in the Underwriting Agreement as characterizations of the actual state of facts or condition of the Company, the Operating Partnership or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants contained in the Underwriting Agreement may change after the date of the Underwriting Agreement or the specific date as to which such representations, warranties and covenants have been made (if different from the date of the Underwriting Agreement).  Any subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 18, 2010, the Company amended its Amended and Restated Declaration of Trust (the “Declaration of Trust”) to increase the aggregate number of Class A and Class B common shares the Company is authorized to issue from 151,000,000 shares to 301,000,000 shares, of which 300,000,000 shares are classified as Class A common shares, $0.01 par value per share, and 1,000,000 are classified as Class B common shares, $0.01 par value per share.  Under the Declaration of Trust, the Board of Trustees is authorized to amend the Declaration of Trust, without shareholder approval, to increase or decrease the aggregate number of shares of beneficial interest the Company is authorized to issue.

A copy of the amendment in the form filed with the Maryland State Department of Assessments and Taxation and declared effective on March 18, 2010 is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On March 24, 2010, the Company issued a press release announcing the closing of the public offering contemplated by the Underwriting Agreement described in Item 1.01 above.  A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference herein.

The information furnished with this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation by reference language contained therein, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

1.1	Underwriting Agreement, dated March 19, 2010.

3.1	Articles of Amendment to the Amended and Restated Declaration of Trust, dated March 18, 2010.

5.1	Opinion of Hunton & Williams LLP, dated March 24, 2010.

99.1	Press Release issued March 24, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERSHA HOSPITALITY TRUST

Date: March 24, 2010	By:	/s/	Ashish R. Parikh
	Name:		Ashish R. Parikh
	Title:		Chief Financial Officer

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 19, 2010.

3.1	Articles of Amendment to the Amended and Restated Declaration of Trust, dated March 18, 2010.

5.1	Opinion of Hunton & Williams LLP regarding the legality of the securities, dated March 24, 2010.

99.1	Press Release issued March 24, 2010.